Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Reliv´ International, Inc. and Subsidiaries of our report dated March 12, 2008, with respect to the consolidated financial statements of Reliv´ International, Inc. and Subsidiaries, included in the 2007 Annual Report to Shareholders of Reliv´ International, Inc. in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-131974) of Reliv´ International, Inc., as amended,
2.	Registration Statement (Form S-8 No. 333-67639) pertaining to the Reliv´ International, Inc. 1998 Distributor Stock Purchase Plan, as amended,
3.	Registration Statement (Form S-8 No. 333-67921) pertaining to the Reliv´ International, Inc. 401(k) Plan, and
4.	(Form S-8 No. 333-107914) pertaining to the Reliv´ International, Inc. 2003 Stock Option Plan;

of our report dated March 12, 2008, with respect to the consolidated financial statements of Reliv´ International, Inc. and Subsidiaries incorporated herein by reference, our report dated March 12, 2008, with respect to the effectiveness of internal control over financial reporting of Reliv´ International, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Reliv´ International, Inc. included in this Annual Report (Form 10-K) of Reliv´ International, Inc. for the year ended December 31, 2007.

/s/ Ernst & Young LLP

St. Louis, Missouri
March 12, 2008